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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-61506 of Northrop Grumman Corporation of our report dated January 24, 2001, except for the subsequent events footnote, as to which the date is March 1, 2001, appearing in the Annual Report on Form 10K/A of Northrop Systems (formerly Northrop Grumman Corporation) for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Los Angeles, California
June 25, 2001